UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

SEVENTY SEVEN ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On April 20, 2017, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2016, by and among Seventy Seven Energy Inc., a Delaware corporation (“SSE”), Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), and Pyramid Merger Sub, Inc. (“Merger Sub”), Patterson-UTI completed its Merger with SSE, which was accomplished through the merger of Merger Sub with and into SSE, with SSE surviving the Merger as a wholly-owned subsidiary of Patterson-UTI.

At the effective time of the Merger (the “Effective Time”) each issued and outstanding share of SSE common stock, par value $0.01 per share, other than shares owned by SSE and its wholly owned subsidiaries, shares owned by Patterson-UTI or Merger Sub and shares for which appraisal rights held by SSE stockholders have been perfected in compliance with Section 262 of the General Corporation Law of the State of Delaware, was converted into the right to receive 1.7851 shares (the “Exchange Ratio”) of newly issued Patterson-UTI common stock, par value $0.01 per share, rounded down to the nearest whole share. Instead of issuing fractional shares, each SSE stockholder who otherwise would have been entitled to receive a fraction of a share of Patterson-UTI common stock will receive cash (without interest) in lieu thereof, upon surrender of his or her shares of SSE common stock. The exchange agent will aggregate and sell all fractional shares issuable as part of the merger consideration at the prevailing price on the Nasdaq Global Select Market. An SSE stockholder who would otherwise have received a fraction of a share of Patterson-UTI common stock will receive an amount of cash generated from such sales attributable to the stockholder’s proportionate interest in the net proceeds of such sales, less expenses and without interest. The newly issued shares of Patterson-UTI common stock and the cash paid in lieu of fractional shares are collectively referred to as the “Merger Consideration.”

Shares of Patterson-UTI common stock outstanding before the Effective Time remain outstanding and have not been exchanged, converted or otherwise changed in the Merger. Based on the number of shares of SSE common stock issued and outstanding or deemed outstanding immediately prior to the Effective Time, a total of 47,538,488 shares of Patterson-UTI common stock were issued to the former holders of SSE common stock pursuant to the Merger Agreement.

Immediately prior to the Effective Time, each SSE restricted stock unit award granted prior to December 12, 2016 that was outstanding as of immediately prior to the Effective Time (the “Incentive Awards”) immediately vested, any forfeiture restrictions applicable to such Incentive Awards immediately lapsed, the Incentive Awards were deemed settled, and each share of SSE common stock subject to such Incentive Awards was treated as a share of SSE common stock. At the Effective Time, each such share of SSE common stock that was distributed in settlement of the Incentive Awards entitled the holder thereof to receive the Merger Consideration. In addition, at the Effective Time, each SSE restricted stock unit award granted on or following December 12, 2016 was assumed by Patterson-UTI and converted into a restricted stock unit award, with the same terms and conditions as in effect immediately prior to the Effective Time, covering a number of shares of Patterson-UTI common stock equal to (i) the number of shares of SSE common stock subject to the award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded to the nearest whole share. None of SSE’s directors or executive officers held SSE restricted stock unit awards granted on or following December 12, 2016.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed as Exhibit 2.1 to SSE’s Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on December 13, 2016 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 20, 2017, concurrently with, and in connection with, the Merger, (i) Nomac Drilling, L.L.C., Performance Technologies, L.L.C. and Great Plains Oilfield Rental, L.L.C. (each a wholly-owned subsidiary of SSE) repaid all outstanding amounts under, and terminated their revolving credit facility evidenced by, that certain Amended and Restated Credit Agreement, dated as of August 1, 2016 (as amended, the “SSE Credit Facility”), by and among the borrowers and guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders from time to time party thereto and (ii) Seventy Seven Operating LLC (a wholly-owned subsidiary of Patterson-UTI as a result of the Merger) repaid all outstanding amounts under, and terminated, its seven-year term loan (the “Term Loan”) and incremental term loan (the “Incremental Term Loan”) evidenced by that certain Term Loan Credit Agreement, dated as of June 25, 2014, by and among Seventy Seven Operating LLC, as borrower, SSE, and the other guarantors from time to time party thereto, Wilmington Trust, National Association as successor administrative agent, and the lenders party thereto, which was supplemented by that certain Incremental Term Supplement (Tranche A), dated as of May 13, 2015. At the closing of the Merger, outstanding letters of credit under the SSE Credit Facility were deemed to be incurred under the Credit Agreement, dated as of September 27, 2012, as amended, among Patterson-UTI, Wells Fargo Bank, N.A., as administrative agent, the issuer of letters of credit and swing line lender and each other lender party thereto governing Patterson-UTI’s revolving credit facility. No early termination or prepayment penalties were incurred as a result of the termination of the SSE Credit Facility, the Term Loan or the Incremental Term Loan or the repayment of outstanding amounts thereunder. In connection with the termination of the SSE Credit Facility, Term Loan and Incremental Term Loan, all guarantees and liens securing the obligations thereunder were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.03.	Material Modification of the Rights of Security Holders.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors of SSE immediately prior to the Effective Time ceased to be directors of SSE at the Effective Time and were replaced by William Andrew Hendricks, Jr., John E. Vollmer III and Seth D. Wexler.

In connection with the Merger, Jerry Winchester, President and Chief Executive Officer, Cary Baetz, Chief Financial Officer and Treasurer, and Karl Blanchard, Chief Operating Officer, ceased to be officers of SSE at the Effective Time. As of the Effective Time, Mr. Hendricks became President and Chief Executive Officer, Mr. Vollmer became Senior Vice President – Corporate Development, Chief Financial Officer and Treasurer and Mr. Wexler became Senior Vice President, General Counsel and Secretary of SSE.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of SSE was amended and restated in the form of the Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

At the Effective Time, the bylaws of SSE were amended and restated in the form of the Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 20, 2017, SSE held a special meeting of stockholders (the “Special Meeting”). The proposals are described in detail in SSE’s and Patterson-UTI’s definitive joint proxy statement filed with the SEC on March 22, 2017. The final results regarding each proposal are set forth below.

1.	The proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes

19,297,938	1,976	79,894	—

2.	The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SSE’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes

19,217,488	80,898	81,422	—

3.	The proposal to approve the adjournment of the SSE Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the first proposal listed above:

For	Against	Abstain	Broker Non-Votes

19,282,624	16,997	80,187	—

Each proposal was approved by SSE’s stockholders at the Special Meeting. Stockholders owning a total of 19,379,808 shares voted at the Special Meeting, representing approximately 84.42% of the shares of SSE common stock outstanding as of the record date for the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

3.1	Amended and Restated Certificate of Incorporation of Seventy Seven Energy Inc.

3.2	Amended and Restated Bylaws of Seventy Seven Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVENTY SEVEN ENERGY INC.

By:	/s/ John E. Vollmer III
Name:	John E. Vollmer III
Title:	Senior Vice President – Corporate Development, Chief Financial Officer and Treasurer

April 20, 2017

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Seventy Seven Energy Inc.

3.2	Amended and Restated Bylaws of Seventy Seven Energy Inc.